UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

OCEAN CAPITAL ACQUISITION CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

British Virgin Islands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1209 Orange St, Wilmington, Delaware	19801
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Units, each consisting of one Class A ordinary share, one warrant and one right	New York Stock Exchange

Ordinary shares, par value $0.0001 per share	New York Stock Exchange

Warrants to Purchase Common Stock, par value $0.001 per share	New York Stock Exchange

Rights, each right entitling the holder to receive one ordinary share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering Statement file number to which this form relates:

333-282462

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of Class)

EXPLANATORY NOTE

This Form 8-A/A is being filed to update the description of the Units of Ocean Capital Acquisition Corporation (the “Company”), which were previously registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), pursuant to the Company’s Form 8-A filed with the Securities and Exchange Commission (the “Commission”) on June 8, 2026 (the “Original Form 8-A”).

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Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are units, ordinary shares, par value $0.0001 per share, warrants and rights to receive ordinary shares of Ocean Capital Acquisition Corporation (the “Registrant”). The description of the units, Class A ordinary shares, warrants and rights set forth under the heading “Description of Securities” in the Registrant’s prospectus forming part of its Registration Statement on Form S-1 (File No. 333-282462), originally filed with the Securities and Exchange Commission on October 2, 2024, as thereafter amended and supplemented from time to time (the “Registration Statement”), to which this Form 8-A relates is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on the New York Stock Exchange, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Ocean Capital Acquisition Corporation

Date: June 8, 2026	By:	/s/ Kin (Stephen) Sze
	Name:	Kin (Stephen) Sze
	Title:	Chief Executive Officer